UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 377-3331

                                     Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01	Other Events.
Item 9.01	Financial Statements and Exhibits.
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2014, Speed Commerce, Inc. (the “Company”) entered into an agreement (the “Agreement”) with SPDC Investment, LLC, Red Alder GP, LLC and Schuster Tanger (collectively, the “Red Alder Group”).

Under the Agreement, the Company agreed to increase the size of the Company’s board of directors (the “Board”) from nine to eleven directors and to appoint Alex Constantinople (“Constantinople”) and Scott Guilfoyle (“Guilfoyle”) as members of the Board effective as of July 11, 2014. Constantinople and Guilfoyle will be Class III members of the Board, and their terms are scheduled to expire at the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”). The Company also agreed to nominate Constantinople and Guilfoyle for election as directors at the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), so long as the Red Alder Group’s beneficial ownership of the Company’s common stock represents at least 5% of the Company’s outstanding common stock. The Company further agreed that it will ensure that the size of the Board has been decreased to ten directors effective immediately after the Company’s 2014 Annual Meeting of Shareholders. Pursuant to the terms of the Agreement, Constantinople and Guilfoyle delivered to the Company an irrevocable letter of resignation, which is effective only at such time as Red Alder’s and its Affiliates’ aggregate ownership of the Company’s Common Stock decreases to below 5% as a result of a disposition of the Common Stock by Red Alder or its Affiliates. The resignations may be accepted or rejected by the Board at such time in its discretion.

Under the Agreement, each member of the Red Alder Group will cause all shares of the Company’s common stock owned by such member to be present at the 2014 Annual Meeting and to be voted in favor of all directors nominated by the Board and in accordance with the Company recommendation on all other proposals. The Agreement also contains certain restrictions on the members of the Red Alder Group, which generally terminate on the anniversary date of the Agreement. During the period for which these restrictions apply, each of the members of the Red Alder Group is restricted, subject to certain limited exceptions, from: (i) acquiring beneficial ownership of any securities of the Company if, after such acquisition, the group would own more than 20.00% of the Company’s common stock; (ii) engaging in activities to control or influence the governance or policies of the Company, including by submitting shareholder proposals, nominating candidates for election to the Board or opposing candidates nominated by the Board, attempting to call special meetings of the Company’s shareholders or soliciting proxies with respect to voting securities of the Company; (iii) participating in any “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company’s common stock; and (iv) publicly disparaging any member of the Board or the Company’s management. The Red Alder Group also agreed to cause all shares of the Company’s common stock owned by such member to be present at the 2015 Annual Meeting and to be voted in favor of all directors nominated by the Board.

The full text of the Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference. The foregoing does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to Exhibit 10.1. On July 14, 2014, the Company issued a press release announcing the Agreement discussed in this Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Constantinople and Guilfoyle were appointed to the Board, effective July 10, 2014, pursuant to the Agreement described in Item 1.01 of this current report.

Alex Constantinople, age 44, is Chief Executive Officer of The OutCast Agency and has more than 20 years of experience as a strategic communications and marketing executive for high-profile global brands. At OutCast, Ms. Constantinople works closely with founders and executives of some of the world’s most well-known and disruptive companies to help shape their brands and build their businesses. Prior to joining OutCast in September 2010, she was responsible for communications for the business and editorial divisions of Condé Nast’s WIRED magazine and its digital properties. Ms. Constantinople also spent 15 years at General Electric, where she served in marketing and communications roles for GE Corporate and NBC. As General Manager of GE Corporate and marketing services, she oversaw global marketing initiatives such as the launch of GE’s groundbreaking ecomagination platform and imagination at work branding campaign. While at NBC, she served as Vice President of NBC News as well as Director of Corporate Communications and head of publicity for the Today show. She began her career at CNN as a publicist for Larry King Live.

Mr. Guilfoyle, age 56, joined eBay in 2008 as Chief Technology Officer of PayPal in charge of the PayPal payments platform operations. His other responsibilities at eBay included participating on the 12 member eBay leadership team and on the technology committee of the eBay Board of Directors and serving as Chief Information Officer of eBay and an executive director of the PayPal Bank Board in Luxembourg. Since his retirement from eBay in 2012, Mr. Guilfoyle has been serving as an angel investor and board advisor to several firms focused primarily in technology, e-commerce and payments. Prior to working at eBay, Mr. Guilfoyle served as Chief Information Officer of LendingTree from 2007 to 2008 and as Chief Information Officer of eCommerce and Card Services at Bank of America from 2002 to 2007. At Bank of America, he was responsible for leading the technology organization for online banking, credit card, debit and ATM, merchant services and mortgage services. While at Bank of America, Mr. Guilfoyle played a significant role in the acquisition and integration of MBNA Corporation, a leading provider of credit card and payment products. Mr. Guilfoyle began his professional career with General Electric, where he worked for 18 years, including as a Chief Information Officer overseeing multiple GE businesses, including GE Power Systems, GE Appliances, GE Plastics, GE ebusiness and GE Aviation Services.

Item 8.01 Other Events.

On July 14, 2014, the Company posted a presentation to its internet website located at www.speedcommerce.com that it is utilizing in connection with meetings with certain current and prospective investors, suppliers and customers of the Company (the “Presentation”). A copy of the Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Presentation attached as Exhibit 99.1 discloses certain information that is not presented in accordance with United States generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures included in the Investor Presentation have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, those GAAP results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement, dated July 11, 2014, by and among Speed Commerce, Inc., SPDC Investment Group, LLC, Red Alder, LLC and Schuster Tanger.
99.1	Press Release, dated July 14, 2014, issued by the Company.
99.2	Presentation posted to the Speed Commerce website on July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: July 14, 2014	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: General Counsel and
Secretary